                                                                    EXHIBIT 8(b)


                    [OSLER, HOSKIN & HARCOURT LETTERHEAD]



May 2, 1996

Union Tank Car Company
225 West Washington Street
Chicago, Illinois
U.S.A. 60606

Procor Limited
2001 Speers Road
Oakville, Ontario
Canada, L6J 5E1

Dear Sirs:

Re:     Union Tank Car Company
        1996-A Pass Through Trusts
        Pass Through Certificates, Series 1996-A

We have acted as Canadian counsel to Procor Limited, a Canadian corporation ("Procor"), and as special Canadian counsel to Union Tank Car Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under The Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (Registration No. 333-1899), as amended (the "Registration Statement"). The Registration Statement relates to Pass Through Certificates, Series 1996-A to be issued under:

        (i) the Pass Through Trust Agreement 1996-A1 between the Company and The First National Bank of Chicago, a national banking association, as trustee ("First Chicago"); and

        (ii) the Pass Through Trust Agreement 1996-A2 among the Company, Procor and First Chicago, as trustee.

We are of the opinion that the principal Canadian federal income tax consequences to holders of the Certificates issued by Pass Through Trust 1996-A2 of the purchase, ownership and disposition of such certificates are as set forth in the discussion in the prospectus constituting a part of the Registration Statement under the caption "Certain Canadian Tax Consequences", and we hereby confirm that the discussion therein, including the statements of law and legal conclusions, constitutes our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the first paragraph under the caption "Certain Canadian Tax Consequences" in the prospectus constituting a part of the Registration Statement.

Yours very truly,

Osler, Hoskin & Harcourt